Second Quarter 2022 Earnings Presentation JULY 21, 2022 Exhibit 99.2

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target,“ “outlook,” “project,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 Growing Loans and Expanding Margins ▪ $1.2 billion of Commercial loan growth ▪ $766 million of Consumer loan growth ▪ 1% growth in total deposits ▪ Net interest margin expanded by 29 bps Enhanced Profitability and Strong Capital Position ▪ Total net interest income + noninterest income up 11% (15% vs. 2Q 2021) ▪ Pre-tax income and PTPP2 income of $110 million ▪ ROATCE3 of 13.3% ▪ CET1 of 9.7% Resilient Credit Trends ▪ Negligible net charge offs ▪ Nonperforming assets down 22% ▪ Zero provision for credit losses on loans ▪ Appropriately reserved with ACLL to loan ratio of 1.20% as of 6/30/2022 ▪ Total noninterest expense up 5% (4% vs. 2Q 2021) ▪ Personnel expenses increased while occupancy and legal & professional fees both decreased ▪ We’ve continued to invest in people and reduce brick & mortar expense 2Q 2022 results reflect robust loan growth, expanding margins, stable deposits and resilient credit trends Associated Banc-Corp Reports Second Quarter 2022 Net Income Available to Common Equity of $84 Million, or $0.56 per Common Share Second Quarter 2022 Update1 Disciplined Expense Management 1 All figures shown on an end of period basis with comparisons to the first quarter of 2022 unless otherwise noted. 2 This is a non-GAAP financial measure. Please refer to slide 6 and the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. Given the adoption of CECL and the volatility of provision during the pandemic, we believe pre-tax pre-provision income provides meaningful disclosure to investors regarding the Company’s operations. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

3 Regional Commercial Line Utilization3 (%)Average Total Commercial Loan Trends $0.8 $0.7 $0.3 $0.1 $0.0 $0.0 $6.2 $6.2 $6.2 $6.1 $6.2 $6.4 $0.0 $0.1 $0.1 $8.5 $8.4 $8.7 $8.8 $8.9 $9.4 $15.5 $15.3 $15.1 $15.1 $15.2 $16.0 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 PPP 34.5 35.2 39.4 43.743.5 40.2 42.9 43.3 Actual Historical Average (2017-2019) Normalizing Commercial Growth Dynamics Core commercial line utilization and new originations have more than offset PPP runoff 1 Includes legacy asset-based lending and equipment finance balances. 2 Reflected as balance growth above a 3Q 2021 legacy baseline of $99 million. 3 Outstanding Balances / Total Exposure of regional Commercial Banking revolving credit lines in Milwaukee, Madison, Chicago and Minnesota markets. Monthly historical average reflects 2017, 2018 and 2019 data. % % New ABL + Equipment2 CRE Other Com’l & Business Lending1 ($ in billions)

4 EoP Loan Change (1Q 2022 to 2Q 2022) Loan growth rebounded across the board in 2Q, led by general commercial and consumer borrowing Diversified Loan Growth $(95) $(8) $8 $15 $16 $28 $32 $70 $274 $321 $350 $394 $559 Mortgage Warehouse Home Equity and Other Cons. CRE Investor Power & Utilities General Commercial REIT ($ in millions) PPP Credit Cards CRE Construction Auto Finance Commercial & Business Lending Commercial Real Estate Consumer Lending PPP ABL + Equipment All Other Specialized Residential Mortgage $0.9 $0.9 $1.0 $1.2 $1.6 $7.9 $7.8 $7.8 $7.7 $7.9 $6.2 $6.2 $6.1 $6.2 $6.4 $8.4 $8.7 $8.8 $9.0 $9.6 $0.7 $0.3 $0.1 $0.0 $0.0 $24.1 $23.9 $23.8 $24.1 $25.4 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer PPP Average Quarterly Loans

5 $15,120 $15,550 $15,434 $16,599 $17,000 $18,000 3Q 2021 4Q 2021 1Q 2022 2Q 2022 YE2022 Target YE2023 Target New Asset-Based Lending + Equipment Finance2 Core Commercial1 Auto Finance Our Strategic Initiatives Remain on Track $7 $143 $498 $848 $1,450 $2,500 3Q 2021 4Q 2021 1Q 2022 2Q 2022 YE2022 Target YE2023 Target $0 $67 $120 $152 $300 $600 3Q 2021 4Q 2021 1Q 2022 2Q 2022 YE2022 Target YE2023 Target EoP Balance Trends ($ in millions) 1 Includes $111 million of legacy baseline asset-based lending + equipment finance balances and excludes the balances captured in footnote 2. 2 Reflected as balance growth above the 3Q 2021 legacy baseline of $111 million; the baseline balances are reflected in Core Commercial above. + + ~ + + +

6 Pre-Tax Pre-Provision Income1 Trends Strong revenue growth and disciplined expense management are driving positive operating leverage ($ in millions) 1 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. Given the adoption of CECL and the volatility of provision during the pandemic, we believe pre-tax pre-provision income provides meaningful disclosure to investors regarding the Company’s operations. 2Q21 Pre- Tax Income 2Q21 Provision 2Q21 PTPP Income 3Q21 Pre- Tax Income 3Q21 Provision 3Q21 PTPP Income 4Q21 Pre- Tax Income 4Q21 Provision 4Q21 PTPP Income 1Q22 Pre- Tax Income 1Q22 Provision 1Q22 PTPP Income 2Q22 Pre- Tax Income 2Q22 Provision 2Q22 PTPP Income $(0)

7 EoP Deposit Resilience & Stability $1.0 $3.1 $2.1 $1.5 $0.9 $5.4 $5.6 $3.4 $4.2 $1.5 $2.7 $2.2 $1.2 $5.7 $7.2 $6.5 $7.2 $3.4 $4.5 $5.4 $6.4 $1.5 $1.9 $3.4 $4.7 $5.0 $5.3 $7.6 $8.1 2Q 2016 2Q 2018 2Q 2020 2Q 2022 Core Funding Evolution We have consistently grown low-cost balances over time, and our deposits have proven resilient 3% 3% 3% 65% 65% 65% 32% 32% 32% $28.5 $28.4 $28.6 4Q 2021 1Q 2022 2Q 2022 Community, Consumer & Business Corporate and Commercial Specialty Other ($ in billions) $25.7 $32.8 $29.4 $30.9 Time DepositsSavings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand FHLB Advances & Other Wholesale Funding 33.3% 15.6% EoP Funding Trends ($ in billions) PPPLF

8 Average Yields (%) Poised for Further Margin Expansion 2.89 2.91 2.88 3.36 2.47 2.44 2.44 2.972.83 2.84 2.89 2.97 1.57 1.76 1.96 2.29 0.30 0.27 0.26 0.36 0.07 0.05 0.06 0.15 0.38 0.32 0.29 0.26 3Q 2021 4Q 2021 1Q 2022 2Q 2022 ASB is structurally asset-sensitive, with strong asset betas and controlled deposit betas Total Residential Mortgage Loans Commercial and Business Lending Loans (ex. PPP) Commercial Real Estate Loans Total Interest-Bearing Liabilities Time Deposits Total Interest-Bearing Deposits ex. Time Investments and Other 1 Beta calculated as change in quarterly average yield from 4Q 2021 to 2Q 2022 vs. change in average Fed Effective Rate. Fed data derived from St. Louis FRED database. Average Yield Trends (%) 0.27 0.36 4Q 2021 2Q 2022 2.59 2.97 4Q 2021 2Q 2022 Total Earning Assets Total Interest- Bearing Liabilities

9 $180 $184 $187 $188 $216 2.45% 2.37% 2.40% 2.50% 2.78% Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Net Interest Income and Net Interest Margin Trends ($ in millions) 2Q 2022 NII and NIM continued to grow, driven by rising loan yields and controlled deposit costs Quarterly Net Interest Income Quarterly Net Interest Margin 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Monthly Net Interest Margin 2Q 2022 2.71% 2.42% 2.40% 2.38% 2.37%

Well-Positioned for the Current Rate Cycle

Relative to the prior rate cycle, ASB is more asset-sensitive and more customer-funded

Asset Sensitivity

1-Yr. Cumulative Repricing Gap[1] / Total Earning Assets



24%
35%
44%
40%
2Q 2016
2Q 2018
2Q 2020
1Q 2022[2]

- Our asset sensitivity has increased from the prior rate cycle, driven by commercial loan growth and a larger mix of low-cost deposit balances
- At 3/31/2022, 91% of loans in our $16B Total Commercial portfolio were floating rate, adjustable rate, re-pricing within one year, or maturing within one year[2]

Low-Cost Deposit Franchise

EoP Low-Cost Deposit Mix Trends



49%
49%
61%
67%
2Q 2016
2Q 2018
2Q 2020
2Q 2022

- We have improved the mix of low-cost, core customer funding (noninterest-bearing demand, interest-bearing demand and savings) and reduced our higher cost liabilities
- We've continued to grow these checking and savings balances into 2022

Granular Consumer Deposit Focus

1Q 2022 % of Total Deposits ≤ $250K[2, 3]



18%
40%
49%
51%
Peer Low
Peer Median
ASB
Peer High

- Nearly half of ASB's total deposits are from households, small businesses and other insured depositors
- Our granularity reflects our emphasis on building core customer relationships throughout our footprint and businesses

[1] 1-Yr. Cumulative Repricing Gap defined as rate sensitive assets (assets that are expected to mature or reprice within 1 year) less rate sensitive liabilities (liabilities that are expected to mature or reprice within 1 year).
[2] Based on latest available data as of 1Q 2022.
[3] Financial data as of March 31, 2022 sourced from S&P Capital IQ Pro. Peer group reflects 2022 proxy peer group.

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11 $53 $54 $55 $53 $54 $8 $11 $8 $8 $6 $6 $7 $10 $9 $8 $6 $10 $9 $4 $8 $73 $82 $82 $74 $75 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Noninterest Income Trends ($ in millions) ($ in millions) 2Q noninterest income increased vs. the prior quarter and same period last year despite macro pressures Fee-Based Revenue1 Capital Markets, net Mortgage Banking, net Other2 1 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of fee-based revenue to noninterest income. 2 Other noninterest income primarily comprised of bank and corporate owned life insurance and asset gains (losses). Service Charges & Deposit Account FeesNoninterest Income Trends Card-Based Fees & Other Fee-Based Revenue ($ in millions) $11 $11 $11 $10 $11 $4 $4 $4 $4 $4 $15 $15 $15 $14 $16 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Other Fee-Based RevenueCard-Based Fees $16 $17 $17 $17 $17 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

12 Annualized Noninterest Exp. / Avg. Assets (%) Adjusted Efficiency Ratio2 (%)Noninterest Expense Trends $107 $108 $108 $105 $113 $67 $68 $73 $68 $69 $2 $1 $174 $178 $182 $173 $181 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Noninterest Expense Trends 1 Other expenses are primarily comprised of Technology, Occupancy, Equipment, Business Development, Legal and Professional, and FDIC Assessment costs. 2 This is a non-GAAP financial measure. The adjusted efficiency ratio is adjusted to a fully tax equivalent basis, net of acquisition and disposition costs, asset gains (losses), provision for unfunded commitments and certain other items. Please refer to the appendix for a reconciliation of the adjusted efficiency ratio to the Federal Reserve efficiency ratio. ($ in millions) We continue to invest in people and technology while keeping expense growth below total revenue growth Personnel Expense Other1Facilities-Related Exit Costs 2.24 2.07 2.02 1H 2020 1H 2021 1H 2022 Adjusted Efficiency Ratio Federal Reserve Efficiency Ratio 66.8 65.4 67.4 65.7 61.5 67.0 65.5 64.8 64.2 60.8 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

13 Year-End 2022 Capital Targets (%) $17.35 $17.58 $17.87 $17.29 $17.37 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Tangible Book Value / Share 7.23 2Q 2022 TCE Ratio YE2022 Target Range 2Q 2022 Regulatory Capital Ratios (%) 9.7 10.3 11.7 Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. We are managing capital levels toward our target ranges, while holding TBVPS steady over the past year Optimized Capital Profile 9.70 2Q 2022 CET1 Ratio YE2022 Target Range 7.50 9.75 7.25 9.25 1

Allowance for Credit Losses on Loans (ACLL) Update

Negligible net charge offs and declining nonaccruals drove a zero provision for the quarter

2Q 2022 ACLL[1] Update

- Negligible net charge offs (YTD net recovery)
- 22% decrease in total nonperforming assets vs. 1Q 2022, driven by a decrease in nonaccruals
- CECL forward looking assumptions based on Moody's May 2022 Baseline forecast
- ACLL flat vs. 1Q 2022, reflecting additions for loan growth and economic factors, which were fully offset by releases from declining nonperforming assets and other credit improvements of ~$14 million

ACLL Walk-Forward (1Q 2022 to 2Q 2022)

($ in millions)



$318
$318
1Q 2022 ACLL
Loan Growth
Qualitative & Economic Factors[2]
Credit Improvements and Other[3]
2Q 2022 ACLL

($ in thousands)

	6/30/2021		3/31/2022		6/30/2022	
Loan Category	ACLL	ACLL / Loans	ACLL	ACLL / Loans	ACLL	ACLL / Loans
C&BL (excl. PPP Loans)	$138,187	1.57%	$114,049	1.23%	$122,589	1.20%
PPP Loans	232	0.06%	11	0.06%	6	0.06%
CRE - Investor	84,093	1.96%	73,995	1.66%	65,040	1.36%
CRE - Construction	66,842	3.55%	57,758	3.28%	52,627	2.96%
Residential Mortgage	43,230	0.57%	37,101	0.49%	38,851	0.49%
Other Consumer	31,501	3.38%	34,919	2.55%	38,433	2.21%
Total	$364,087	1.52%	$317,835	1.30%	$317,547	1.20%
Total (excl. PPP Loans)	$363,854	1.55%	$317,823	1.30%	$317,541	1.20%

[1] Includes funded and unfunded reserve for loans, excludes reserve for HTM securities.
[2] Reflects increases driven by economic uncertainty, partially offset by decreases in COVID-related qualitative factors.
[3] Reflects aggregate impact of gross charge offs, net changes in risk grades and declining nonperforming asset balances.

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15 Net Charge Offs (Recoveries) and ProvisionDelinquent Loans / EoP Total Loans (%) Nonaccrual LoansTotal Nonperforming Assets Credit Quality Trends $65 $65 $63 $61 $60 $63 $62 $61 $81 $47 $18 $9 $6 $0 $1 $147 $135 $130 $143 $108 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 0.04% 0.13% 0.06% 0.05% 0.07% 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Declining nonperforming asset trends indicate a strong credit outlook ($ in millions) ($ in millions) Accruing Loans 30-89 Days Past Due CREConsumer $147 $135 $130 $143 $108 $24 $34 $30 $18 $18 $171 $169 $160 $161 $126 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 ($ in millions) $5 $8 $6 $(2) $0 $(35) $(24) $(6) $(4) $(0) 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022 Total Net Charge Offs (Recoveries) Provision for Credit Losses Commercial & Business LendingNonaccrual Loans Other Real Estate Owned (OREO)

Strong Credit Fundamentals[1]

ASB has built a well-diversified portfolio of high-quality credits over the past decade

Portfolio Summary

- Focused on diversified strategies that target high-quality customers, markets and risk metrics
- Net charge offs of only $13 million since the end of 2Q 2021, reflecting strong portfolio dynamics
- Largest single borrower < 1% of total loans; Top 10 largest borrowers < 4% of total loans

Core Credit Discipline

Segment	LTV	WAvg. FICO[2]
Residential Mortgage	77%	781
Home Equity	63%	791
Auto Finance	80%	764
CRE	64%	N/A

Diversified Portfolios[3]



Balanced Geography
IL 23%
MN 10%
Other Midwest[4] 14%
TX 4%
Other 21%
WI 28%
C&BL 38%
CRE 25%
Consumer 37%
Balanced Portfolio Mix

Net Charge Offs / Average Loans[5]



0.23%
2012 - 2022 YTD Average
0.57%
0.09%
0.33%
0.13%
0.41%
-0.01%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

[1] All updates as of or for the period ended June 30, 2022 unless otherwise noted.
[2] Residential Mortgage and Home Equity FICOs reflect weighted average portfolio scores. Auto Finance FICOs reflect weighted average inception-to-date origination scores.
[3] Based on outstanding loan balances as of June 30, 2022. Loans by geography excludes Other Consumer portfolio.
[4] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[5] Based on annual averages. 2022 reflects YTD figures.

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2022 Full-Year Outlook Updates

	Previous Guidance (5/23/2022)	Updated Guidance
Balance Sheet Management[1]	▪ Total commercial[2] loan growth of \$850M to \$1.1B ▪ Target investments/total assets ratio of ~20% ▪ We expect to maintain wholesale funding in the range of 10% to 15% of total funding	▪ Total commercial[2] loan growth of ~\$1.7B ▪ Target investments/total assets ratio of ~18% ▪ We expect to maintain wholesale funding of ~15% of total funding
Net Interest Income & Noninterest Income	▪ Net interest income (GAAP) of \$855M+ – Assumes a 25bp increase at each remaining FOMC meeting this year and interest-bearing deposit betas of 30% to 40% for this rate cycle ▪ Total net interest income & noninterest income of \$1.150B+	▪ Net interest income (GAAP) of \$890M+ – Assumes a 75bp increase in July and a 25bp increase at each remaining FOMC meeting this year; with interest-bearing deposit betas of 30% to 40% for this rate cycle ▪ Total net interest income & noninterest income of \$1.180B+
Expense Management	▪ Approximately \$725M to \$740M of noninterest expense ▪ Effective tax rate of 19% to 21%	▪ Approximately \$730M to \$740M of noninterest expense ▪ Effective tax rate of ~21%
Capital Targets	▪ Target TCE at 7.25% to 7.50% ▪ Target CET1 at or above 9.5%	▪ Target TCE range of 7.25% to 7.50% ▪ Target CET1 range of 9.25% to 9.75%

[1] Growth to end of period as compared to 12/31/2021.
[2] Includes asset-based lending & equipment finance.

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18

Appendix

20 Additional Second Quarter 2022 Loan Trends ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer PPP ($ in millions) Commercial & Business Lending Commercial Real Estate Consumer Lending PPP $(30) $(3) $2 $28 $42 $47 $52 $55 $107 $131 $189 $297 $384 Mortgage Warehouse Home Equity and Other Cons. CRE Investor Power & Utilities General Commercial REIT PPP Credit Cards CRE Construction Auto Finance ABL + Equipment All Other Specialized Residential Mortgage Average Loan Change (1Q 2022 to 2Q 2022)EoP Quarterly Loan Trends $0.9 $0.9 $1.0 $1.4 $1.7 $7.6 $7.6 $7.6 $7.6 $8.0 $6.2 $6.1 $6.2 $6.2 $6.6 $8.8 $8.8 $9.4 $9.3 $10.2 $0.4 $0.2 $0.1 $0.0 $0.0 $23.9 $23.6 $24.2 $24.5 $26.5 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2Q 2022

21 Total Loans Outstanding Balances as of June 30, 2022 Well-diversified $26 billion loan portfolio ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 6/30/2022 1 % of Total Loans 6/30/2022 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 2,101$ 7.9% Multi-Family 2,165$ 8.2% Manufacturing & Wholesale Trade 2,036 7.7% Industrial 1,413 5.3% Real Estate (includes REITs) 1,751 6.6% Office/Mixed 1,287 4.9% Mortgage Warehouse 899 3.4% Retail 692 2.6% Finance & Insurance 460 1.7% Single Family Construction 474 1.8% Retail Trade 442 1.7% Hotel/Motel 220 0.8% Construction 422 1.6% Land 78 0.3% Health Care and Social Assistance 338 1.3% Mobile Home Parks 52 0.2% Rental and Leasing Services 294 1.1% Parking Lots and Garages 19 0.1% Professional, Scientific, and Tech. Serv. 267 1.0% Other 167 0.6% Transportation and Warehousing 218 0.8% Total CRE 6,566$ 24.8% Waste Management 178 0.7% Accommodation and Food Services 109 0.4% Consumer Information 103 0.4% Residential Mortgage 8,003$ 30.2% Financial Investments & Related Activities 89 0.3% Home Equity 593 2.2% Arts, Entertainment, and Recreation 79 0.3% Auto Finance 848 3.2% Management of Companies & Enterprises 59 0.2% Credit Cards 119 0.4% Mining 53 0.2% Student Loans 91 0.3% Educational Services 30 0.1% Other Consumer 90 0.3% Public Administration 29 0.1% Total Consumer 9,744$ 36.8% Agriculture, Forestry, Fishing and Hunting 1 0.0% Other 228 0.9% Total C&BL 10,185$ 38.4% Total Loans 26,495$ 100.0%

22 Wisconsin 28% Illinois 23% Minnesota 10% Other Midwest 14% Texas 4% Other 21% Manufacturing & Wholesale Trade 20% Real Estate 17% Power & Utilities 21% Mortgage Warehouse 9% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 41% Natural Gas 31% Solar 19% Transmission, Control and Distribution 3% Geothermal 3% Other 3% Wisconsin 24% Illinois 15% Minnesota 8% Texas 5% Other Midwest 11% Other 38% Wisconsin 25% Illinois 15% Minnesota 10% Other Midwest2 22% Texas 7% Other 21% 2 2 Loan Stratification Outstanding Balances as of June 30, 2022 C&BL by Geography $10.2 billion Power & Utilities Lending $2.1 billion C&BL by Industry $10.2 billion Total Loans1 CRE by Geography $6.6 billion Multi-Family 33% Retail 11% Office / Mixed Use 20% Industrial 21% 1-4 Family Construction 7% Hotel / Motel 3% Other 5% CRE by Property Type $6.6 billion

Reconciliation and Definitions of Non-GAAP Items

($ in millions)

Pre-tax Pre-Provision Income Reconciliation[1]	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Income (loss) before income taxes	$113	$112	$92	$93	$110
Provision for credit losses	(35)	(24)	(6)	(4)	-
Pre-tax pre-provision income	$78	$88	$86	$89	$110

Average Tangible Common Equity Reconciliation[2]	2Q 2022
Common equity	$3,744
Goodwill and other intangible assets, net	(1,160)
Tangible common equity	$2,584

Selected Trend Information[3]	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Wealth management fees	$23	$22	$23	$22	$21
Service charges and deposit account fees	16	17	17	17	17
Card-based fees	11	11	11	10	11
Other fee-based revenue	4	4	4	4	4
Fee-based revenue	53	54	55	53	54
Other	20	28	26	22	22
Total noninterest income	$73	$82	$82	$74	$75

[1] Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.
[2] This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
[3] These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations.

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Reconciliation and Definitions of Non-GAAP Items

($ in millions)

Efficiency Ratio Reconciliation	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Federal Reserve efficiency ratio	66.81%	65.43%	67.36%	65.71%	61.53%
Fully tax-equivalent adjustment	(1.07)%	(1.01)%	(1.10)%	(1.13)%	(0.98)%
Other intangible amortization	(0.87)%	(0.83)%	(0.82)%	(0.84)%	(0.76)%
Fully tax-equivalent efficiency ratio	64.88%	63.61%	65.46%	63.76%	59.80%
Provision for unfunded commitments adjustment	2.14%	1.48%	0.55%	0.37%	0.67%
Asset gains (losses), net adjustment	--%	1.29%	0.24%	0.05%	0.34%
Acquisitions, branch sales, and initiatives	0.01%	(0.91)%	(1.43)%	--%	--%
Adjusted efficiency ratio[1]	67.02%	65.46%	64.82%	64.18%	60.82%

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.

Tangible Common Equity and Tangible Assets Reconciliation[2]	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022
Common equity	$3,820	$3,802	$3,832	$3,755	$3,766
Goodwill and other intangible assets, net	(1,167)	(1,165)	(1,163)	(1,161)	(1,159)
Tangible common equity	$2,652	$2,636	$2,669	$2,594	$2,608
Total assets	$34,153	$34,440	$35,104	$34,956	$37,236
Goodwill and other intangible assets, net	(1,167)	(1,165)	(1,163)	(1,161)	(1,159)
Tangible assets	$32,985	$33,274	$33,941	$33,795	$36,077

[1] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

[2] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

24